UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): December 15, 2005
M.D.C. Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-8951	84-0622967

(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)
4350 South Monaco Street, Suite 500, Denver, Colorado 80237

(Address of principal executive offices) (Zip code)
Registrant’s telephone number, including area code: (303) 773-1100

Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
     Effective December 15, 2005, HomeAmerican Mortgage Corporation (“HomeAmerican”), a wholly-owed subsidiary of M.D.C. Holdings, Inc., entered into a Fourth Amendment to its Third Amended and Restated Warehousing Credit Agreement with U.S. Bank National Association and the other banks that are signatories thereto. The Fourth Amendment provides for a permanent increase of $50 million (from $175 million to $225 million), a temporary increase in the Leverage Ratio (as defined in the Warehousing Credit Agreement) to 15-to-1 until March 16, 2006, when the Leverage Ratio will be 12-to-1, an increase in the accordion feature up to $400 million, and modifications to the sublimits for Wet Funded Loans, as set forth in Exhibit C to the Fourth Amendment. HomeAmerican has exercised the accordion feature, providing for a facility capacity of $400 million through March 15, 2006, after which the facility capacity will be at $225 million. A copy of the Fourth Amendment is filed with this Form 8-K.
ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT
     The disclosure contained in Item 1.01 is incorporated herein by reference.
ITEM 9.01 EXHIBITS

Exhibit Number	Description
Exhibit 10.1	Fourth Amendment to Third Amended and Restated Warehousing Credit Agreement, dated as of December 15, 2005.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

M.D.C. HOLDINGS, INC.
Dated: December 15, 2005	By:	/s/ Joseph H. Fretz
Joseph H. Fretz
Secretary and Corporate Counsel

INDEX TO EXHIBITS

Exhibit Number	Description
Exhibit 10.1	Fourth Amendment to Third Amended and Restated Warehousing Credit Agreement, dated as of December 15, 2005.

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